LEUCADIA NATIONAL CORPORATION                                        EXHIBIT 21
Subsidiaries as of December 31, 1999

                                                             STATE/COUNTRY OF
NAME                                                          INCORPORATION
----                                                          -------------

CDS Devco, Inc.                                                  California
HSD Venture                                                      California
San Elijo Ranch, Inc.                                            California
San Elijo Hills Construction Company                             California
Baldwin Enterprises, Inc.                                        Colorado
NSAC, Inc.                                                       Colorado
RRP, Inc.                                                        Colorado
330 Mad. Parent Corp.                                            Delaware
AIC Financial Corporation                                        Delaware
American Investment Company                                      Delaware
Baldwin-CIS L.L.C.                                               Delaware
BELLPET, Inc.                                                    Delaware
CDS Holding Corporation                                          Delaware
Conwed Corporation                                               Delaware
Leucadia Aviation, Inc.                                          Delaware
Leucadia Cellars, Ltd.                                           Delaware
LNC Investments, Inc.                                            Delaware
LUK-Asia LLC                                                     Delaware
LUK-Fidei LLC                                                    Delaware
LUK-Flats LLC                                                    Delaware
LUK-Israel LLC                                                   Delaware
LUK-Pinetree, LLC                                                Delaware
LUK-Shop, LLC                                                    Delaware
MK Gold Company                                                  Delaware
Neward Corporation                                               Delaware
Omaha Dodge, LLC                                                 Delaware
PHX Capital, LLC                                                 Delaware
Pinetree Group, LLC                                              Delaware
Rastin Investing Corp.                                           Delaware
RERCO, Inc.                                                      Delaware
San Elijo Hills Development Company, LLC                         Delaware
Wedgewood Investments L.L.C.                                     Delaware
Rosemary Beach Cottage Rental Company                            Florida
Rosemary Beach Land Company                                      Florida
Rosemary Beach Realty, Inc.                                      Florida
College Life Development Corporation                             Indiana
Professional Data Management, Inc.                               Indiana
Allcity Insurance Company                                        New York
Empire Insurance Company                                         New York
Centurion Insurance Company                                      New York
Leucadia, Inc.                                                   New York
Leucadia Investors, Inc.                                         New York
LUK-REN, Inc.                                                    New York
Monroe Investment, Inc.                                          Pennsylvania
Phlcorp, Inc.                                                    Pennsylvania
Pine Ridge Winery, LLC                                           Texas
American Investment Bank, N.A.                                   United States
American Investment Financial                                    Utah
Leucadia Bottling L.L.C.                                         Utah
Leucadia Financial Corporation                                   Utah
Leucadia Power Holdings, Inc.                                    Utah
Leucadia Properties, Inc.                                        Utah
Silver Mountain Industries, Inc.                                 Utah

LEUCADIA NATIONAL CORPORATION                                        EXHIBIT 21
SUBSIDIARIES AS OF DECEMBER 31, 1999, CONTINUED

                                                             STATE/COUNTRY OF
NAME                                                          INCORPORATION
----                                                          -------------

Telluride Properties Acquisition, Inc.                           Utah
Terracor II                                                      Utah
Commercial Loan Insurance Corporation                            Wisconsin
WMAC Credit Insurance Corporation                                Wisconsin
WMAC Investment Corporation                                      Wisconsin
LUK-Japan Ltd.                                                   British Virgin
                                                                  Islands
MV Gold de Brazil Ltd.                                           Brazil
Compagnie Fonciere FIDEI                                         France
MK Gold de Mexico, S.  de R.L. de.  C.V. (Mexico)                Mexico
Cobre Las Cruces, S.A.                                           Spain



-----------------
Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1999.












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